EXHIBIT 10.21
FIRST AMENDMENT TO LEASE AGREEMENT
AND CONTRACT AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT AND CONTRACT AGREEMENT (this “Amendment”) is made and entered into as of March 11, 2011 (the “Effective Date”), by and between FATHER GREGORY OFIESH AND MARY JANE OFIESH (collectively, “Landlord”), STANDARD GOLD, INC., a Colorado corporation (“Tenant”), and LIBERTY PROCESSING LLC, a Nevada limited liability corporation (“Liberty”) (the latter a party to this Amendment only with respect to Recital D and Sections 6 and 8 (c) below).

RECITALS

A.          Landlord and Tenant, as successor by assignment from the original tenant SHEA MINING & MILLING, LLC, a Nevada limited liability company (“Original Tenant”), are parties to that certain Lease Agreement dated April 6, 2010 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord the Property, as more particularly described therein.

B.           As a condition to Landlord’s consent to the Original Tenant’s assignment of the Lease to Tenant and to Tenant’s assumption of the Lease pursuant to that certain Lease Assignment dated February 28, 2011, entered into by and among Original Tenant, as “Assignor,” and Tenant, as “Assignee,” Tenant and Landlord agreed to enter into this Amendment.

C.           Landlord and Tenant now desire to modify the Lease to extend the term of the Lease to and including March 31, 2014, on the terms, covenants and conditions set forth below.

D.          Original Tenant and Liberty Processing LLC (“Liberty”) are parties to that certain Contract Agreement dated April 12, 2010 (the “Liberty Agreement”), pursuant to which Liberty agreed to serve as the Environmental and Property Safety Manager of the Property for the Original Tenant. By executing this Amendment in the space provided below, Liberty consents to the assignment of the Liberty Agreement from Original Tenant to Tenant and Tenant assumes the Liberty Agreement and agrees to be bound by all of the terms contained herein. Tenant and Liberty hereby wish to extend the term of the Liberty Agreement to be co-terminus with the term of the Lease.

THE SHOPPING GALLERY AT
THE WESTIN BONAVENTURE
(Michelle White)
(Foreign Currency Express)

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to and do hereby amend the Lease in the following respects.

1.           Defined Terms.  All undefined initially capitalized terms when used in this Amendment shall have the same respective meanings as are given such terms in the Lease.

2.           Lease Term.  The Term of the Lease is hereby extended for a period of three (3) years, commencing on April 1, 2011 and expiring on March 31, 2014, unless terminated earlier pursuant to the terms of the Lease.

3.           Minimum Annual Base Rental.  Effective as of April 1, 2011, the Base Rent shall be as set forth below, and shall be paid by Tenant in accordance with the terms of the Lease.

Lease Year(s)	Annual Base Rent	Monthly Base Rent

(1) April 1, 2011 through March 31, 2012	$210,000.00	$17,500.00

(2) April 1, 2012 through March 31, 2013	$240,000.00	$20,000.00

(3) April 1, 2013 through March 31, 2014	$267,000.00	$22,250.00

4.           Definitions.  As used herein, the following terms shall have the following meanings (certain other terms are defined elsewhere in this Section 4):

“Close of Escrow” means the date upon which fee title to the Property is transferred of record to Tenant.

“Property” means the Land and Improvements, as defined in the Lease.

“Required Closing Date” means the date that is 30 days after Tenant’s exercise of the Purchase Option; provided, however, if such date is a Saturday, Sunday or legal holiday, then the Required Closing Date shall be the next succeeding business day.

THE SHOPPING GALLERY AT
THE WESTIN BONAVENTURE
(Michelle White)
(Foreign Currency Express)

“Title Company” means a national title company acceptable to Landlord.

A.          Option Term and Manner of Exercise. Landlord hereby grants to Tenant the option to purchase the Property (the “Purchase Option”) for the price and on the terms and conditions set forth in this Section 4. The term of the Purchase Option (the “Option Term”) shall commence on April 1, 2012 and shall terminate at 5:00 p.m. Pacific Time on March 31, 2013. If Tenant elects to exercise the Purchase Option, then Tenant must deliver an unconditional notice of exercise (the “Purchase Notice”) to Landlord no later than 5:00 pm Pacific Time on March 31, 2013. Tenant may exercise the Purchase Option only by delivery of an unconditional Purchase Notice to Landlord during the Option Term, in accordance with the provisions of Section 22 of the Lease. The Purchase Option shall automatically and immediately terminate without notice, and the parties shall thereafter have no further rights, claims or obligations with respect thereto, if: (i) Tenant fails to exercise the Purchase Option strictly in accordance with the provisions of this Section 4.A.; or (ii) Tenant defaults under the Lease and fails to cure such default within the time allowed by the Lease.

B.          Parties Obligated Upon Exercise. If Tenant duly exercises the Purchase Option, then Tenant shall be obligated to purchase the Property from Landlord, and Landlord shall be obligated to sell the Property to Tenant, for the price and on the terms and conditions set forth in this Section 4.C. Following Tenant’s exercise of the Purchase Option, Tenant shall not have the benefit of any contingencies or conditions precedent or inspections periods; Tenant acknowledges and agrees that it will satisfy itself as to the condition of the Property and title to the Property prior to exercising the Purchase Option.

C.          Terms of Purchase and Sale.

(1)          The purchase price for the Property (the “Purchase Price”) shall be $6,000,000.00.  Tenant shall pay to Landlord the entire Purchase Price, in cash, at the Close of Escrow.

(2)          If Tenant elects to exercise the Purchase Option, then prior to such exercise, Tenant shall, at Tenant’s sole cost and expense, obtain disclosure reports for the Property concerning Flood and Fire Zones, Mello-Roos or other special assessment Zones and Environmental, Seismic and other Natural Hazards (collectively, “Disclosure Reports”). Landlord shall cooperate in providing authorizations reasonably required by public authorities with respect to the Disclosure Reports. Tenant shall not have the right to rescind its exercise of the Purchase Option, or to terminate the purchase and sale transaction, based upon any matters disclosed by the Disclosure Reports.

THE SHOPPING GALLERY AT
THE WESTIN BONAVENTURE
(Michelle White)
(Foreign Currency Express)

(3)          TENANT ACKNOWLEDGES THAT LANDLORD SHALL CONVEY THE PROPERTY TO TENANT TOTALLY “AS IS”, WITH NO WARRANTIES, REPRESENTATIONS OR COVENANTS OF ANY KIND REGARDING TITLE TO, OR THE PHYSICAL CONDITION OR VALUE OF, THE PROPERTY, INCLUDING WITHOUT LIMITATION THE CONDITION OF THE SOILS AND GROUND WATER IN AND UNDER THE PROPERTY AND THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS OR TOXIC SUBSTANCES. LANDLORD MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER AS TO EXISTING OR PROPOSED GOVERNMENTAL LAWS OR REGULATIONS APPLICABLE TO THE PROPERTY, INCLUDING LAWS OR REGULATIONS DEALING WITH ZONING, LAND USE, ENTITLEMENTS OR HAZARDOUS OR TOXIC WASTE, SUBSTANCES OR MATERIALS. TENANT ACKNOWLEDGES THAT IF TENANT PURCHASES THE PROPERTY HEREUNDER TENANT WILL DO SO ON THE BASIS OF ITS OWN REVIEW AND INVESTIGATION PRIOR TO EXERCISE OF THE PURCHASE OPTION, AND TENANT ASSUMES THE RISKS THAT ADVERSE MATTERS MAY NOT BE REVEALED BY ITS INVESTIGATION. TENANT HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES LANDLORD FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS OR LIABILITIES WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEABLE OR UNFORESEEABLE, WHICH TENANT NOW HAS OR WHICH MAY ARISE IN THE FUTURE ON ACCOUNT OF OR IN ANY WAY CONNECTED WITH THE CONDITION OF TITLE TO THE PROPERTY OR THE PHYSICAL CONDITION OR VALUE OF THE PROPERTY, INCLUDING THE PRESENCE OF UNDERGROUND STORAGE TANKS, ASBESTOS-CONTAINING MATERIALS, TRANSFORMERS OR OTHER EQUIPMENT CONTAINING POLYCHLORINATED BIPHENYLS, OR ANY OTHER HAZARDOUS OR TOXIC WASTE, SUBSTANCE OR MATERIAL.

Tenant’s initials               ______________

D.          Landlord’s Conditions. Landlord’s obligation to close escrow is conditioned upon Tenant’s performance of all obligations and payment of all sums required under the terms of this Section 4. If any such condition is not satisfied and if Landlord is not willing to waive such condition, then Landlord shall have the right to terminate the Purchase Option and the transaction by which Tenant is to acquire the Property from Landlord. Following such termination, Landlord shall have no obligation to sell the Property to Tenant and Tenant shall have no right or obligation to purchase the Property from Landlord, and the Purchase Option shall terminate.

THE SHOPPING GALLERY AT
THE WESTIN BONAVENTURE
(Michelle White)
(Foreign Currency Express)

E.          Escrow and Closing. Following delivery of the Purchase Notice, Tenant shall deliver a copy of this Lease to Title Company. Tenant and Landlord shall execute and deliver to Title Company, prior to Close of Escrow or on such earlier date as Title Company may request, all escrow instructions, deeds or other documents as may be necessary and appropriate to the escrow or as may be requested by Title Company. Escrow shall close on the Required Closing Date. All property taxes and assessments shall be prorated as of the Close of Escrow based on the latest available tax bills and assuming a 30-day month. Tenant shall pay all closing costs and escrow fees, including, without limitation, transfer taxes, recording fees and the premium for any policy of title insurance. Upon the Close of Escrow, this Lease shall terminate, but (i) Tenant shall continue to be liable for all amounts owed, incurred or accrued under this Lease prior to the Close of Escrow and (ii) Tenant’s indemnity obligations under this Lease shall survive the termination of the Lease.

F.          Brokerage Commissions.  Tenant shall pay all brokerage commissions owing or claiming to be owed in connection with the sale of the Property to Tenant.  Tenant shall indemnify, defend and hold Landlord harmless from and against any claim for commission.

5.            Security Deposit.  Upon the execution of this Amendment, Tenant shall increase the Security Deposit to $22,250.00 (Landlord holds a Security Deposit in the amount of $15,000.00; therefore, Tenant shall deliver to Landlord the sum of $7,250.00).

6.            Consent to Assignment and Extension of Liberty Agreement. Liberty consents to the assignment of the Liberty Agreement from Original Tenant to Tenant and Tenant agrees to assume the Liberty Agreement and to be bound by all of the terms contained therein. The term of the Liberty Agreement is hereby extended for a period of three (3) years, commencing on April 1, 2011 and expiring on March 31, 2014, unless terminated earlier pursuant to the terms of the Liberty Agreement. All of the other terms of the Liberty Agreement remain the same.

7.            No Further Options to Extend.  Landlord and Tenant agree and acknowledge that there are no options to extend or automatic extension rights under the Lease, and that the Lease will expire on March 31, 2014.

8.            Miscellaneous.

(a)          Broker. Landlord and Tenant hereby warranty that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other against and hold the other harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent commission or compensation alleged to be owing on or for the account of the indemnifying party’s dealings with any real estate broker or agent. The term of this Section 7(a) shall survive the expiration or early termination of the Lease.

THE SHOPPING GALLERY AT
THE WESTIN BONAVENTURE
(Michelle White)
(Foreign Currency Express)

(b)           Reaffirmation of Lease.  Except as modified herein, the Lease shall be unmodified and remain in full force and effect, however, there are no further options to extend.

(c)           Reaffirmation of Liberty Agreement.  Except as modified herein, the Liberty Agreement shall be unmodified and remain in full force and effect.

(d)           Successors and Assigns.  The provisions of this Amendment shall bind and inure to the benefit of the heirs, representatives, successors, and permitted assignors to the parties hereto.

(e)           Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(f)           Facsimile.  The parties hereto and their respective successors and assigns are hereby authorized to rely upon the signatures of each person and entity on this Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures of each person and entity.

(g)           Interpretation.  In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.  In the case of any inconsistency between the provisions of the Liberty Agreement and this Amendment, the provisions of this Amendment shall govern and control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

THE SHOPPING GALLERY AT
THE WESTIN BONAVENTURE
(Michelle White)
(Foreign Currency Express)

LANDLORD

/s/ Father Gregory Ofiesh
FATHER GREGORY OFIESH

/s/ Mary Jane Ofiesh
MARY JANE OFIESH

TENANT

STANDARD GOLD, INC.,
a Colorado corporation

By:	/s/ Alfred A. Rapetti
Name: Alfred A. Rapetti
Title: Chief Executive Officer

LIBERTY

LIBERTY PROCESSING LLC,
a Nevada limited liability company

By:	/s/ Roger Graham
Name: Roger Graham
Title: Managing Member

THE SHOPPING GALLERY AT
THE WESTIN BONAVENTURE
(Michelle White)
(Foreign Currency Express)